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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of SPX Corporation for the registration of Liquid Yield Option Notes due 2021, amounting to $994,750,000, and to the incorporation by reference therein of our report dated January 23, 1998, except for the "other comprehensive income (loss)" reported in the consolidated statements of income and comprehensive income, the reference to reclassification in Note 1 and Notes 3, 7 and 17 as to which the date is February 15, 1999, with respect to the financial statements of SPX Corporation (formerly General Signal Corporation) for the year ended December 31, 1997, included in the SPX Corporation Form 10-K for the year ended December 31, 1999.

                                                           /s/ Ernst & Young LLP

Stamford, Connecticut
February 21, 2001